SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                          SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934
                             (Amendment No. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[   ]   Preliminary Proxy Statement
[   ]   Confidential, for use of the Commission only (as permitted by Rule
        14a-6(e)(2))
[ X ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material under Rule 14a-12

                             CBRL Group, Inc.
  -----------------------------------------------------------------------
              (Name of Registrant as Specified in its Charter)


  -----------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ X ]   No fee required
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

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                applies:
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        (3)     Per unit price or other underlying value of transaction
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        (1)     Amount Previously Paid:
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                          [Logo of CBRL Group, Inc.]






Dear Shareholder:

     The Proxy Statement for our 2001 Annual Meeting of Shareholders and our fiscal year 2001 Annual Report are enclosed with this letter. We hope you find them interesting and useful in understanding the state of your company.

     The Annual Meeting will be held on Tuesday, November 27, 2001, at 10:00 a.m. Central Time, at our offices at 305 Hartmann Drive, Lebanon, Tennessee 37087, and you are most welcome to attend.

     At this year's meeting, you will have an opportunity to vote on the election of 11 directors, and to approve the selection of Deloitte & Touche LLP as the Company's independent auditors. We will discuss the Company and its performance during the past fiscal year, particularly commenting on the results of business operations of Cracker Barrel Old Country Store and our other subsidiaries. Our auditors will also be available at the meeting and we will try to answer your appropriate questions as best we can following our report.

     Your interest in your Company and your vote are very important to us, so please review the Proxy Statement and our Annual Report in detail and return your proxy card as soon as possible. We all want your vote to be represented at the Annual Meeting. For those of you who plan to visit with us in person at the Annual Meeting, we look forward to seeing you in person, and please have a safe trip.


                                        Sincerely,

                                        /s/ Dan W. Evins

                                        Dan W. Evins
                                        Chairman



                                        /s/ Michael A. Woodhouse

                                        Michael A. Woodhouse
October 26, 2001                        President and Chief Executive Officer





                      [LOGO OF CBRL GROUP, INC.]



                          305 Hartmann Drive
                       Lebanon, Tennessee 37087


              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                DATE:   Tuesday, November 27, 2001


                TIME:   10:00 a.m. Central Time


               PLACE:   305 Hartmann Drive
                        Lebanon, Tennessee


   ITEMS OF BUSINESS:   1)      to elect directors;
                        2)      to approve the selection of Deloitte &
                                Touche LLP as our independent auditors for the 2002 fiscal year;
                        3)      to consider and vote on a shareholder
                                proposal requesting that our Board of
                                Directors implement written non-
                                discriminatory policies relating to sexual orientation; and
                        4)      to conduct other business properly brought
                                before the meeting.


        WHO MAY VOTE:   You can vote if you were a shareholder of record on
                        September 20, 2001.


     DATE OF MAILING:   This Proxy Statement and the form of proxy are
                        first being mailed to shareholders on or about
                        October 26, 2001.


                        By Order of the Board of Directors,

                        /s/ James F. Blackstock

                        James F. Blackstock
                        Secretary

                        Lebanon, Tennessee
                        October 26, 2001





                           TABLE OF CONTENTS


GENERAL INFORMATION.........................................................1
  What is this document?....................................................1
  Why am I receiving this document?.........................................1
  Who is paying the costs of this document and the solicitation of my proxy?.............................................................1
  Who is soliciting my proxy and will anyone be compensated to solicit my proxy?................................................................1
  What is CBRL Group, Inc.?.................................................2
  Where is CBRL Group, Inc. located?........................................2
  Where is CBRL Group, Inc. common stock traded?............................2
VOTING MATTERS..............................................................3
  What am I voting on?......................................................3
  Who is entitled to vote?..................................................3
  How do I vote?............................................................3
  How will my proxy be voted?...............................................4
  Can I change my mind and revoke my proxy?.................................4
  What if I receive more than one proxy card?...............................4
  How will abstentions and broker non-votes be treated?.....................4
  What are broker non-votes?................................................4
  How many votes must be present to hold the annual meeting?................5
  How many votes are needed to elect directors and approve other matters?...5
  Will my vote be confidential?.............................................5
PROPOSAL 1: ELECTION OF DIRECTORS...........................................6
  What is the structure of the Board of Directors?..........................6
  Who are the nominees this year?...........................................6
  What is the background of this year's nominees?...........................6
  What if a nominee is unwilling or unable to serve?........................8
  Are there any familial relationships between any of the nominees?.........8
  What does the Board of Directors recommend?...............................8
CERTAIN TRANSACTIONS........................................................9
BOARD OF DIRECTORS AND COMMITTEES..........................................10
  What is the structure of the Board of Directors?.........................10
  How are directors compensated?...........................................10
  How often did the Board of Directors meet in fiscal year 2001?...........10
  What are the committees of the Board?....................................10
COMPENSATION COMMITTEE INTERLOCKS
 AND INSIDER PARTICIPATION.................................................12
EXECUTIVE COMPENSATION.....................................................12
  Summary Compensation Table...............................................13
  Option Grants in Last Fiscal Year........................................14
  Aggregated Option Exercises In Last Fiscal Year And Fiscal
   Year-End Option Values..................................................14
  Do any named executive officers have employment agreements?..............15
  What are the terms of Mr. Evins' employment agreement?...................15
  Does CBRL have any other agreements with its named executive officers?...15
  What are the material terms of the change in control agreements?.........15



                                    i

REPORT OF THE COMPENSATION  AND STOCK OPTION COMMITTEE.....................16
  What is the Compensation and Stock Option Committee and what does it do?.16
  What are the components of executive compensation?.......................16
  How are the limitations on deductibility of compensation handled?........18
  Who has furnished this report?...........................................18
AUDIT COMMITTEE REPORT.....................................................19
SHAREHOLDER RETURN PERFORMANCE GRAPH.......................................20
STOCK OWNERSHIP OF MANAGEMENT AND
 CERTAIN BENEFICIAL OWNERS.................................................21
PROPOSAL 2: APPROVAL OF APPOINTMENT OF AUDITORS............................23
  Who has the Board retained as our independent auditors?..................23
  How long has Deloitte & Touche LLP served as our independent auditors?...23 Will representatives of Deloitte & Touche LLP attend the annual meeting?.23
  What does the Board of Directors recommend?..............................23
FEES PAID TO AUDITORS......................................................23
PROPOSAL 3: SHAREHOLDER PROPOSAL...........................................24
  Who is submitting this shareholder proposal?.............................24
  What is the shareholder proposal?........................................24
  What does the Board recommend?...........................................24
  Why does our Board recommend voting against this proposal?...............24
SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING..............................26
ANNUAL REPORT AND FINANCIAL INFORMATION....................................26
OTHER BUSINESS.............................................................26














                                   ii


GENERAL INFORMATION

-----------------------------------------------------------------------------


WHAT IS THIS DOCUMENT?

     This document is the Proxy Statement of CBRL Group, Inc. for the Annual Meeting of Shareholders to be held on Tuesday, November 27, 2001. A form of proxy card accompanies this document.

     We have tried to make this document simple and easy to understand. The Securities and Exchange Commission ("SEC") encourages companies to use "plain English" and we will always try to communicate with you clearly and effectively. We will refer to our company throughout as "we" or "us" or "CBRL".


WHY AM I RECEIVING THIS DOCUMENT?

     We are sending this document and the form of proxy card to you to solicit your proxy to vote upon certain matters at the annual meeting.


WHO IS PAYING THE COSTS OF THIS DOCUMENT AND THE SOLICITATION OF MY PROXY?

     All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by CBRL Group, Inc.


WHO IS SOLICITING MY PROXY AND WILL ANYONE BE COMPENSATED TO SOLICIT MY
PROXY?

     Your proxy is being solicited by and on behalf of our Board of Directors. In addition to solicitation by use of the mails, proxies may be solicited by our officers and employees in person or by telephone, telegram or other means of communication. Our officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with any solicitation. We also may reimburse custodians, nominees and fiduciaries for their expenses in sending proxies and proxy material to beneficial owners.

     We retain Corporate Communications, Inc., 523 Third Avenue South, Nashville, Tennessee to assist in the management of our investor relations and other shareholder communications issues. Corporate Communications, Inc. receives a fee of approximately $2,000 per month, plus reimbursement of out-of-pocket expenses. As part of its duties, Corporate Communications, Inc. assists us in the solicitation of proxies.

     We will employ an independent company to receive and tabulate the proxies, and independent inspectors of election will certify the results.




WHAT IS CBRL GROUP, INC.?

     We are the parent of the following wholly-owned subsidiaries: Cracker Barrel Old Country Store, Inc. and Logan's Roadhouse, Inc. Each of these companies is a Tennessee corporation. We also own a number of related operating companies through Cracker Barrel Old Country Store, Inc. and Logan's Roadhouse, Inc.


WHERE IS CBRL GROUP, INC. LOCATED?

     We conduct our business from offices located at 106 Castle Heights Avenue North, and at 305 Hartmann Drive, Lebanon, Tennessee 37087. Our telephone number is 615.444.5533.


WHERE IS CBRL GROUP, INC. COMMON STOCK TRADED?

     Our common stock is traded and quoted on the Nasdaq Stock Market under the symbol "CBRL."

VOTING MATTERS

-----------------------------------------------------------------------------


WHAT AM I VOTING ON?

     You will be voting on the following:

     *  the election of 11 directors;

     *  the approval of the appointment of our auditors;

     * a shareholder proposal regarding non-discriminatory employment policies; and

     *  any other matter properly brought before the annual meeting.


WHO IS ENTITLED TO VOTE?

     You may vote if you owned of record shares of CBRL common stock on the close of business on September 20, 2001. Each share of stock is entitled to one vote. As of September 20, 2001, there were 55,057,364 shares of CBRL common stock outstanding.


HOW DO I VOTE?

     In addition to voting in person at the meeting, you may vote:

     * by completing, signing and returning the enclosed proxy card in the postage-paid envelope;

     * for shares held in a broker's name, over the Internet at the address shown in the information provided with your broker's vote instruction form (if you have access to the Internet, we encourage you to vote in this manner); or

     * for shares held in a broker's name, by telephone through the number shown in the information provided with your broker's vote instruction form.

     The availability of telephone and Internet voting depends on the voting processes of your broker. Neither telephone nor Internet voting is available to you if you hold shares directly in your name. Please follow the directions on your proxy card or vote instruction form carefully.

     In order to assist us in tabulating votes at the annual meeting, we encourage you to vote by proxy even if you plan to be present at the annual meeting.

HOW WILL MY PROXY BE VOTED?

     The individuals named on the proxy card will vote your proxy in the manner you indicate on the proxy card. If your proxy card is signed but does not contain specific instructions, your proxy will be voted: "FOR" all of the directors nominated; "FOR" approval of Deloitte & Touche LLP as our independent auditors for fiscal year 2002; and "AGAINST" the shareholder proposal.


CAN I CHANGE MY MIND AND REVOKE MY PROXY?

     Yes.  To revoke a proxy given pursuant to this solicitation, you must:

     * sign another proxy with a later date and return it to our Corporate Secretary at or before the annual meeting;

     * provide our Corporate Secretary with a written notice of revocation dated later than the date of the proxy at or before the annual meeting; or

     * attend the annual meeting and vote in person. Note that attendance at the annual meeting will not revoke a proxy if you do not actually vote at the annual meeting.


WHAT IF I RECEIVE MORE THAN ONE PROXY CARD?

     Multiple proxy cards mean that you have more than one account with brokers or our transfer agent. Please vote all of your shares. We also recommend that you contact your broker and our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is SunTrust Bank-Atlanta, and it may be reached at 1.800.568.3476.


HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

     Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present, but will not be counted as votes cast either in favor of or against a particular proposal.


WHAT ARE BROKER NON-VOTES?

     If you are the beneficial owner of shares held in "street name" by a broker, your broker is the record holder of the shares, however the broker is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker may vote the shares with respect to "discretionary" items, routine matters like uncontested elections of directors and the appointment of auditors, but the broker may not vote your shares with respect to "non-discretionary" items like shareholder proposals. In the case of non-discretionary items, the affected shares will be treated as "broker non-votes." To avoid giving them the effect of negative votes, broker non-votes are disregarded for the purpose of determining the total number of votes cast or entitled to vote with respect to a proposal.


HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

     A quorum must be present at the annual meeting for any business to be conducted. A quorum exists when the holders of a majority of the 55,057,364 shares of CBRL common stock outstanding on September 20, 2001 are present at the meeting, in person or by proxy.


HOW MANY VOTES ARE NEEDED TO ELECT DIRECTORS AND APPROVE OTHER MATTERS?

     Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote at the annual meeting. This means that the director nominee with the most affirmative votes for a particular slot is elected for that slot. You may vote in favor of all nominees, withhold your vote as to all nominees or withhold your vote as to specific nominees.

     Every proposal submitted to the shareholders at the annual meeting, other than the election of directors, will be approved if the votes cast for the proposal exceed the votes cast against it.


WILL MY VOTE BE CONFIDENTIAL?

     Yes. We will continue our practice of keeping the votes of all shareholders confidential. Shareholder votes will not be disclosed to our directors, officers, employees or agents, except:

     * to allow the independent inspectors of election to certify the results;

     * as necessary to meet applicable legal requirements and to assert or defend claims for or against us;

     *  in the case of a contested proxy solicitation; or

     * when a shareholder makes a written comment on the proxy card or otherwise communicates the vote to management.

PROPOSAL 1:
ELECTION OF DIRECTORS

-----------------------------------------------------------------------------


WHAT IS THE STRUCTURE OF THE BOARD OF DIRECTORS?

     Our Board of Directors must consist of at least five directors, but the exact number is set by the Board. The Board of Directors has fixed the size of the Board at eleven. All current directors are standing for re-election, other than James C. Bradshaw who will retire upon the election of the Board at the Annual Meeting. All directors are elected annually by our shareholders.


WHO ARE THE NOMINEES THIS YEAR?

     The nominees for the Board of Directors consist of eleven current directors who were elected at our 2000 Annual Meeting of Shareholders. These nominees are: Robert V. Dale, Dan W. Evins, Edgar W. Evins, Robert C. Hilton, Charles E. Jones, Jr., Charles T. Lowe, Jr., B. F. "Jack" Lowery, Gordon L. Miller, Martha M. Mitchell, Jimmie D. White and Michael A. Woodhouse. If elected, each nominee would hold office until the 2002 Annual Meeting of Shareholders and until his or her successor is elected and qualified.


WHAT IS THE BACKGROUND OF THIS YEAR'S NOMINEES?


NAME, AGE, POSITION             FIRST BECAME    BUSINESS EXPERIENCE DURING
WITH CBRL                       A DIRECTOR      PAST FIVE YEARS
-----------------------------------------------------------------------------------
ROBERT V. DALE, 64              1986            Retired; President, Windy Hill Pet
Director                                        Food Company, Nashville, TN, from
                                                March 1995 until the sale of the
                                                company in July 1998; Partner in
                                                PFB Partnership, Nashville, TN,
                                                from August 1994 to March 1995;
                                                President of Martha White Foods,
                                                Inc., Nashville, TN, from October
                                                1985 to August 1994

DAN W. EVINS, 66                1970            Chairman of CBRL since August
Director and Chairman                           2001; Chairman and CEO from August
                                                1995 to April 1999 and July 2000
                                                to August 2001; Chairman,
                                                President and CEO from 1970 to
                                                August 1995 and April 1999 to July
                                                2000; Board member of Clayton
                                                Homes, Inc. since 1991


                                      6


NAME, AGE, POSITION             FIRST BECAME    BUSINESS EXPERIENCE DURING
WITH CBRL                       A DIRECTOR      PAST FIVE YEARS
-----------------------------------------------------------------------------------
EDGAR W. EVINS, 69              1970            Retired; President, DeKalb County
Director                                        Bank and Trust Company,
                                                Alexandria, TN, from 1958 until
                                                June 1987

ROBERT C. HILTON, 64            1981            President, Autumn Capital,
Director                                        Nashville, TN, since August 1999;
                                                Chairman, President and CEO, Home
                                                Technology Healthcare, Inc.,
                                                Nashville, TN, from October 1991
                                                to August 1999

CHARLES E. JONES, JR., 56       1981            President, Corporate
Director                                        Communications, Inc., an
                                                investor/shareholder
                                                communications and public
                                                relations firm, Nashville, TN

CHARLES T. LOWE, JR., 69        1970            Property developer and investor;
Director                                        owner and principal in privately-
                                                held yacht construction and sales
                                                companies and warehouse company;
                                                retired in 1993 as President of
                                                Travel World, Inc., a travel
                                                agency, Lebanon, TN

B. F. "JACK" LOWERY, 64         1971            Attorney; President and Chairman,
Director                                        LoJac Companies, an asphalt
                                                paving, highway construction and
                                                building materials supplier and
                                                contractor, Lebanon, TN

GORDON L. MILLER, 67            1974            Dentist, Lebanon, TN
Director

MARTHA M. MITCHELL, 61          1993            Senior Vice President (since
Director                                        January 1987) and Senior Partner
                                                (since July 1998) and Partner
                                                (since January 1993),  Fleishman-
                                                Hillard, Inc., an international
                                                communications consulting and
                                                public relations firm, St. Louis,
                                                MO

JIMMIE D. WHITE, 60             1993            Retired on December 11, 1995;
Director                                        Senior Vice President - Finance
                                                and CFO of CBRL from 1985 to 1995


                                       7


NAME, AGE, POSITION             FIRST BECAME    BUSINESS EXPERIENCE DURING
WITH CBRL                       A DIRECTOR      PAST FIVE YEARS
-----------------------------------------------------------------------------------
MICHAEL A. WOODHOUSE, 56        1999            President and CEO of CBRL since
Director, President and Chief                   August 4, 2001; President and COO
Executive Officer                               from  July 2000 through August 3,
                                                2001; Executive Vice President and
                                                COO from July 1999 to July 2000.
                                                Senior Vice President and CFO from
                                                January 1999 to July 1999; Senior
                                                Vice President Finance and CFO of
                                                Cracker Barrel Old Country Store,
                                                Inc. from December 1995 to
                                                December 1998



WHAT IF A NOMINEE IS UNWILLING OR UNABLE TO SERVE?

     That is not expected to occur. If it does, proxies will be voted for a substitute designated by our Board of Directors.


ARE THERE ANY FAMILIAL RELATIONSHIPS BETWEEN ANY OF THE NOMINEES?

     Yes.  Dan W. Evins and Edgar W. Evins are brothers.


WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

     Our Board of Directors recommends that you vote FOR the election of these nominees.











                                      8


CERTAIN TRANSACTIONS

-----------------------------------------------------------------------------


     Except as disclosed under "Executive Compensation," and except as set forth below, our executive officers, directors and director nominees did not have significant business relationships with us which would require disclosure under applicable SEC regulations and no other transactions which need to be disclosed are anticipated during the 2002 fiscal year.

     Through a subsidiary, we lease our store in Macon, Georgia from B. F. "Jack" Lowery, one of our directors. The annual rent is the greater of (i) 12% of the total initial cost of the land, buildings and improvements, or
(ii) 5% of the total restaurant sales plus 3% of the gift shop sales. We pay the taxes, insurance and maintenance. The lease now expires on June 1, 2011 with one 10-year option remaining. During the fiscal year ended August 3, 2001, our subsidiary paid a total of $168,274 in lease payments to Mr. Lowery.

     We use the services of Corporate Communications, Inc., a financial public relations firm in Nashville, Tennessee, of which Charles E. Jones, Jr., a director, is president and the major shareholder. During the past fiscal year, we paid $24,000 to Corporate Communications, Inc. for services, plus reimbursement of direct expenses including distribution of our annual report, proxy materials, and quarterly reports.

     We and our subsidiaries also use the services of Fleishman-Hillard, Inc., a national public relations firm, in connection with our product and service marketing efforts and in connection with litigation response and general CBRL reputation public relations activities. Martha M. Mitchell, a director, is a Senior Partner in that firm. During the past fiscal year, we, or our subsidiaries, paid $35,750 to Fleishman-Hillard for its consulting services, including corporate media consulting and response and concept marketing, plus reimbursement of direct expenses.

     We negotiated each of these transactions on an arms-length basis. Our management believes that these transactions are fair and reasonable and that their terms are no less favorable than could be obtained from unaffiliated persons.











                                      9


BOARD OF DIRECTORS
AND COMMITTEES

-----------------------------------------------------------------------------

WHAT IS THE STRUCTURE OF THE BOARD OF DIRECTORS?

     Our Board of Directors must consist of at least five directors, but the exact number is set by the Board. The Board of Directors has fixed the size of the Board at eleven. All current directors are standing for re-election, other than James C. Bradshaw who will retire upon the election of the Board at the Annual Meeting. All directors are elected annually by our shareholders.

HOW ARE DIRECTORS COMPENSATED?

     Each outside director is paid an annual retainer of $20,000 plus a director's fee of $1,000 for each Board and committee meeting attended. During fiscal 2001, the chairperson of each committee received an additional fee of $200 for each committee meeting attended. At its meeting on September 27, 2001, the Board of Directors determined to increase the additional fee for the chairperson to $1,000 per meeting. We reimburse all outside directors for out-of-pocket expenses incurred in connection with attendance at meetings. Directors who also are employees of CBRL are not paid director's fees or a retainer.

HOW OFTEN DID THE BOARD OF DIRECTORS MEET IN FISCAL YEAR 2001?

     Our Board of Directors met five times during fiscal year 2001. Each director attended at least 75% of the total of all meetings of the Board and all committees on which he or she served.

WHAT ARE THE COMMITTEES OF THE BOARD?

     Our Board has the following standing committees:


                                                                  NUMBER OF
NAME OF                      FUNCTIONS OF                         MEETINGS IN
COMMITTEE & MEMBERS          THE COMMITTEE                        FISCAL YEAR 2001
----------------------------------------------------------------------------------
AUDIT:                       *  Acts as liaison between the Board       6
  Robert C. Hilton, Chair       and outside auditors
  Charles E. Jones, Jr.      *  Receives information regarding the
  Gordon L. Miller              status of our financial condition
  Jimmie D. White               and effectiveness of our internal
                                financial controls
                             *  Reviews internal accounting
                                controls and systems, including
                                internal audit plan
                             *  Reviews results of the annual audit



                                       10

                                                                  NUMBER OF
NAME OF                      FUNCTIONS OF                         MEETINGS IN
COMMITTEE & MEMBERS          THE COMMITTEE                        FISCAL YEAR 2001
----------------------------------------------------------------------------------
                             *  Reviews quarterly earnings press
                                releases
                             *  Reviews our accounting policies and
                                any change to those policies
                             *  Reviews audit fees

     The Audit Committee membership satisfies the requirements of the NASD with respect to characteristics of independent directors.


COMPENSATION AND             *  Reviews and recommends salaries,        3
STOCK OPTION:                   bonuses and other cash compensation
  Robert V. Dale, Chair         of executive officers
  Dr. James C. Bradshaw      *  Reviews the business plan with
  Edgar W. Evins                respect to option grants
  Robert C. Hilton           *  Administers stock option plans
  Martha M. Mitchell         *  Reviews executive management's
                                performance, particularly with
                                respect to financial goals for the
                                concluding fiscal year
                             *  Reviews and approves proposed
                                compensation plans for the upcoming
                                fiscal year


EXECUTIVE:                   *  Meets on a regular basis in months      10
  Dan W. Evins, Chair           during which the full Board does
  Robert V. Dale                not meet
  B. F. "Jack" Lowery        *  Meets also at the call of the
  Charles E. Jones, Jr.         Chairman of the Board
  Martha M. Mitchell         *  Meets when the timing of certain
  Michael A. Woodhouse          actions makes it appropriate to
                                convene the Committee rather than
                                the entire Board


NOMINATING:                  *  Considers and recommends to the         1
  Robert V. Dale, Chair         Board nominees for director
  Robert C. Hilton           *  This Committee will consider
  Charles E. Jones, Jr.         nominees recommended by
  Charles T. Lowe, Jr.          shareholders in writing prior to
  B. F. "Jack" Lowery           the annual deadline for
                                submission of shareholder
                                proposals




                                      11

COMPENSATION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

-----------------------------------------------------------------------------

     During our last fiscal year, our Compensation and Stock Option Committee consisted of Robert V. Dale, Dr. James C. Bradshaw, Edgar W. Evins, Robert C. Hilton and Martha M. Mitchell. No member of this committee has been our employee at any time and, except for Martha M. Mitchell, no member has any relationship with either us requiring disclosure under applicable regulations of the SEC.

     Ms. Mitchell is a Senior Partner in Fleishman-Hillard, Inc., a national public relations firm. We and our subsidiaries use the services of Fleishman-Hillard in connection with our product and service marketing efforts and in connection certain public relations activities. During the past fiscal year, we or our subsidiaries paid $35,750 to Fleishman-Hillard for its consulting services, including corporate media consulting and response and concept, plus reimbursement of direct expenses. We negotiated the fees for these services on an arms-length basis. Our management believes that these fees are fair and reasonable and are no less favorable than could be obtained from unaffiliated persons.


EXECUTIVE COMPENSATION

-----------------------------------------------------------------------------

     The following tables discuss the compensation earned by our Chief Executive Officer and our four most highly compensated executive officers in fiscal years 2001, 2000 and 1999. In particular, the table entitled "Option Grants in Last Fiscal Year" sets forth all options to acquire CBRL common stock granted to these officers during the fiscal year ended August 3, 2001 and the table entitled "Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values" sets forth the number and value of unexercised options held by these officers at the fiscal year end. We will refer to these officers as our "named executive officers" throughout this document.








                                   12


                                      SUMMARY COMPENSATION TABLE

                              ANNUAL COMPENSATION         LONG TERM COMPENSATION
                              -------------------         ----------------------

                                                                       SECURITIES
                                                          RESTRICTED   UNDERLYING
                                                            STOCK       OPTIONS      ALL OTHER
NAME AND PRINCIPAL                  SALARY      BONUS       AWARDS      GRANTED     COMPENSATION
POSITION IN FY 2001       YEAR       ($)         ($)         ($)        (SHARES)       ($)(1)
-------------------       ----     -------     -------    ----------   ----------   ------------

Dan W. Evins, (2)         2001     500,000     662,700        --         119,778       357,063
Chairman and              2000     400,400     270,270        --         237,340       276,553
Chief Executive Officer   1999     400,400        --          --         132,525        34,165


Michael A. Woodhouse,(3)  2001     450,000     477,144        --          65,513       201,764
President and             2000     365,945     197,610      249,688      129,814       151,724
Chief Operating Officer   1999     240,240        --          --         164,812        19,525


Lawrence E. White, (4)    2001     288,000     254,477        --          34,462       115,646
Senior Vice President,    2000     203,636     120,000        --          68,489       194,982
Finance and Chief
Financial Officer


James F. Blackstock,      2001     222,600     157,351        --          30,154        70,551
Senior Vice President     2000     198,667      61,815        --          47,800        54,220
and General Counsel,      1999     168,000        --          --          26,172         6,936
Corporate Secretary


Donald M. Turner, (5)     2001     325,000     320,918        --          43,077       130,831
Executive Vice President  2000     171,591      77,216        --          85,357        86,880
and Chief Operating
Officer of Cracker Barrel
Old Country Store, Inc.

----------------------------------

(1)     Includes premiums paid on Life and Disability insurance for coverage above that available to all salaried employees generally of $38,811 for Mr. Evins, $19,154 for Mr. Woodhouse, $3,102 for Mr. White,
        $2,625 for Mr. Blackstock and $9,082 for Mr. Turner; relocation expenses paid by CBRL for Mr. White of
        $15,392; and CBRL's contributions to its 401(k) Employee Savings Plan and any deferred compensation plan for each named executive officer in fiscal 2000. In addition, certain long-term incentive cash awards were granted, in tandem with certain stock options, to the named executive officers. These awards are designed to result in a long-term commitment to CBRL, and therefore, these awards cliff vest at the end of fiscal year 2004, 5 years after the grant (subject to earlier 3 or 4 year vesting upon accomplishment of specified performance goals). These cash awards may not be greater than the originally specified amounts, but they could be reduced if the share price of our common stock declines. While none of these cash amounts or options have vested during fiscal year 2001, the following cash amounts were accrued for each officer during fiscal year 2001: Mr. Evins, $316,104; Mr.
        Woodhouse, $172,896; Mr. White, $91,032; Mr. Blackstock, $63,660; and Mr. Turner, $115,716.
(2)     Effective as of August 4, 2001, Mr. Evins serves solely as Chairman.
(3)     Effective as of August 4, 2001, Mr. Woodhouse serves as President and Chief Executive Officer.
(4)     Mr. White joined the Company in September 1999.
(5)     Mr. Turner joined the Company in December 1999, and effective as of August 4, 2001, serves as President and Chief Operating Officer of Cracker Barrel Old Country Store, Inc.




                                            13

                                OPTION GRANTS IN LAST FISCAL YEAR

                                                                            POTENTIAL REALIZABLE
                                    % OF TOTAL                                VALUE AT ASSUMED
                        NUMBER OF    OPTIONS                               ANNUAL RATES OF STOCK
                        SECURITIES  GRANTED TO                             PRICE APPRECIATION FOR
                        UNDERLYING  EMPLOYEES   EXERCISE OR                    OPTION TERM (2)
                         OPTIONS    IN FISCAL    BASE PRICE   EXPIRATION  ------------------------
       NAME              GRANTED      YEAR      ($/SHARE)(1)     DATE         5%          10%
--------------------------------------------------------------------------------------------------
Dan W. Evins            119,778        4.8%        $14.625     09-28-10   $ 1,101,668  $ 2,791,844
Michael A.  Woodhouse    65,513        2.6%        $14.625     09-28-10   $   602,561  $ 1,527,009
Lawrence E. White        34,462        1.4%        $14.625     09-28-10   $   316,967  $   803,257
James F. Blackstock      30,154        1.2%        $14.625     09-28-10   $   277,344  $   702,844
Donald M. Turner         43,077        1.7%        $14.625     09-28-10   $   396,204  $ 1,004,060

------------------------

(1)     The exercise price of the options granted equals the closing market price during normal trading hours of our common stock on the day prior to the grant date.  The options generally vest and become exercisable at a cumulative rate of 33-1/3% per year.  All remaining options also vest upon a defined change in control of CBRL.

(2)     The potential realizable values illustrate values that might be realized upon exercise immediately prior to the expiration of the option term using 5% and 10% appreciation rates from the price at the grant date (which is equal to the exercise price), as required by the SEC, compounded annually.  These values do not, and are not intended to, forecast possible future appreciation, if any, of CBRL's stock price.  Also, these values do not take into consideration any provisions for vesting over a period of years or termination of options following termination of employment.



                            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                  AND FISCAL YEAR-END OPTION VALUES

                                               NUMBER OF SECURITIES
                                              UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED IN-
                      # SHARES                  OPTIONS AT FY-END        THE-MONEY OPTIONS AT FY-
                      AQCUIRED   VALUE                                           END(2)
                        UPON    REALIZED    ------------------------------------------------------
NAME                  EXERCISE    (1)       EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------------------------------------------------------------------------------------
Dan W. Evins              0     $      0      483,323       336,320      $ 432,290    $ 1,636,451
Michael A. Woodhouse      0     $      0      218,794       216,345      $ 400,763    $ 1,022,977
Lawrence E. White         0     $      0       11,795        91,156      $  57,058    $   471,578
James F. Blackstock   8,172     $ 61,739       45,505        74,404      $   9,433    $   356,867
Donald M. Turner          0     $      0       14,673       113,761      $ 123,253    $   788,669

---------------------

(1)     Value realized is calculated based on the difference between the option exercise price and the actual sales price of shares sold.
(2)     The last trade of CBRL common stock, as reported by Nasdaq on August 3, 2001, was at $19.15.  That price was used in calculating the value of unexercised options.



                                           14


DO ANY NAMED EXECUTIVE OFFICERS HAVE EMPLOYMENT AGREEMENTS?

     Yes.  We have an employment agreement with Dan W. Evins.


WHAT ARE THE TERMS OF MR. EVINS' EMPLOYMENT AGREEMENT?

     Mr. Evins' employment agreement provides for the payment of a specified annual salary which shall not be decreased, and which may be increased from time to time. The agreement also authorizes, upon the occurrence of certain events, a severance payment equal to approximately three times the annual salary of Mr. Evins in effect on the date of termination. These circumstances generally include termination by CBRL without "cause" (as defined in the agreement) or termination by Mr. Evins for "good reason" (as defined in the agreement). The employment agreement also describes rights to compensation if Mr. Evins' employment is terminated or suspended due to death, disability, poor performance or wrongful activities. This agreement does not preclude Mr. Evins' from participating in any other CBRL benefit plan or arrangement.


DOES CBRL HAVE ANY OTHER AGREEMENTS WITH ITS NAMED EXECUTIVE OFFICERS?

     Yes. On September 30, 1999, our Board of Directors approved a plan responding to change in control issues. The plan is based on recommendations from an independent, outside compensation consultant and is designed to encourage retention of key employees. Generally, our senior officers, including the named executive officers, and other key personnel have been provided agreements stating that upon a "change in control," they will receive specified salary payments and other benefits.


WHAT ARE THE MATERIAL TERMS OF THE CHANGE IN CONTROL AGREEMENTS?

     The change in control agreements provide that the named executive officers will receive specified benefits if after a "change in control" there is: (1) a material change in duties or responsibilities resulting in the assignment of duties and responsibilities inferior to the duties and responsibilities in effect at the time of change in control, (2) a reduction in salary or a material change in benefits (excluding discretionary bonuses), or (3) a change in the location of work assignments from the location at the time of change in control to any other location that is further than 50 miles away. The salary payments will equal 2.00 or 2.99 times the average salary and bonus for the 3 years prior to a change in control (including, when required, a gross-up payment to cover excise taxes), and benefits will include continuation of and payments for health benefits for a 2-year period. The agreements define "change in control" to include certain circumstances in which a person becomes the beneficial owner of securities representing 20% or more of the combined voting power of our voting stock, a majority of our Board changes within a 2-year period, or we merge, consolidate or reorganize.





                                    15


REPORT OF THE COMPENSATION
AND STOCK OPTION COMMITTEE

-----------------------------------------------------------------------------


WHAT IS THE COMPENSATION AND STOCK OPTION COMMITTEE AND WHAT DOES IT DO?

     The Compensation and Stock Option Committee of the Board of Directors administers our compensation policies for our executive officers and other senior management personnel. All members of this committee are outside, non-employee directors. The committee recommends to the Board the salaries and bonus plan for our executive officers, and it administers the stock option plans pursuant to which all employee stock options are granted.


WHAT ARE THE COMPONENTS OF EXECUTIVE COMPENSATION?

     Our compensation program for executive officers consists of three key elements: base salary, bonus and longer-term incentives such as stock options. Total compensation generally is targeted to be competitive at not less than the 75th percentile of the market for positions of similar responsibilities. We consider it necessary and appropriate to position compensation packages at these levels to attract, retain and motivate executives and other key management personnel with the essential qualifications for managing our operations and growth.

     BASE SALARY. In setting the fiscal 2001 base salary for each executive officer, the committee reviewed the then-current salary for each of the officers in relation to average salaries within the industry for comparable areas of responsibility as presented in a report prepared for the committee by independent executive compensation consultants. The committee also considered the contribution made by each executive officer during fiscal 2000, as reported by the Chief Executive Officer, and it considered salary recommendations made by the Chief Executive Officer, based on information prepared by management, for the executive officers other than the Chairman and Chief Executive Officer during fiscal 2001, Dan W. Evins. Except for recommendations from management, the committee employed procedures similar to those used for each of the other executive officers to determine the fiscal 2001 salary for Dan W. Evins.

     BONUS. This committee continues the policy that the financial performance of CBRL should be a significant factor in rewarding our executive officers. In July of each year, this committee reviews the expected financial performance of CBRL for the concluding fiscal year and considers the internal budget established for the next fiscal year in setting certain financial goals and specific objective criteria for executive officer bonuses.

     Generally, bonus awards are calculated based on the following factors:
(1) CBRL or operating unit financial results compared to the CBRL or operating unit business plan, (2) the individual's performance measured by CBRL operating unit financial results compared to its business plan, (3) the individual's fiscal year base salary amount, and (4) the individual's target bonus percentage. Maximum bonus percentages available to executive officers range from



                                     16


180% to 337.5% of base salary (337.5% for Mr. Evins, 270% for Mr. Woodhouse, 225% for Mr. White, 180% for Mr. Blackstock, and 225% for Mr. Turner).

     Cash bonuses were paid under the bonus plan for fiscal 2001 as follows:
$662,700, Mr. Evins, $477,144, Mr. Woodhouse, $254,477, Mr. White and
$157,351, Mr. Blackstock. Mr. Turner was paid $320,918 under the bonus plan for fiscal 2001 based upon the operating results at Cracker Barrel Old Country Store.

     LONGER-TERM INCENTIVES. Our longer-term incentive program for executive officers is designed to recognize market effects on senior management compensation, to foster a long-term commitment to us and our subsidiaries, to encourage future performance which contributes to stock price appreciation, and to provide a comprehensive method of compensating executive officers while balancing our costs. An officers' long-term incentive is comprised of 2 parts: stock options and a separate "Cash Opportunity Award."

     Stock Options.
     -------------

     In contrast to salary and bonus awards, which generally are for past effort and performance, annual stock options are intended to engender loyalty and commitment to CBRL and to encourage future performance which contributes to stock price appreciation. They are granted at an exercise price which is equal to the closing market price of CBRL common stock on the day before the grant date, and therefore have no realizable value to the option holder until the stock trading price increases. We generally have granted nonqualified stock options annually, and those awards are based on targets and valuations recommended by an independent, outside compensation consultant. In recent years, we have extended option grants down into the organization as far as the top hourly employee positions in our Cracker Barrel stores.

     Cash Opportunity Award.
     ----------------------

     The Cash Opportunity Award is comprised of a tandem cash and stock option award. The Cash Opportunity Award is designed to focus specifically on employee retention. It vests entirely 5 years after the award grant date, at the end of fiscal year 2004, but it may vest earlier at 3 or 4 years, upon achievement of specified CBRL or specified operating company performance goals. This earlier vesting can be achieved only if CBRL reaches Total Shareholder Return goals (or for subsidiary executives, Operating Income Goals) specified by our Board when this program was adopted. The cash portion of the Cash Opportunity Award will not increase over the 5-year period, but the cash amount will be reduced proportionately if the price of CBRL common stock on the vesting date is less than $13.0625 for Mr. Evins, Mr. Woodhouse, Mr. White and Mr. Blackstock and $10.75 for Mr. Turner (the stock prices as of the award grant dates). The stock options originally granted under the Cash Opportunity Award have an exercise price of $13.0625 for Mr. Evins, Mr. Woodhouse, Mr. White and Mr. Blackstock and $10.75 for Mr. Turner, and they will expire 6 months after the date they vest. For example, these options will expire January 31, 2005, if they vest at the end of fiscal year 2004.




                                   17



HOW ARE THE LIMITATIONS ON DEDUCTIBILITY OF COMPENSATION HANDLED?

     Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid by publicly held corporations to $1 million per employee, unless certain requirements are met. CBRL policy is generally to design our compensation plans and programs to ensure full deductibility. This committee attempts to balance this policy with compensation programs designed to motivate management to maximize shareholder value. If this committee determines that the shareholders' interests are best served by the implementation of compensation policies that are affected by Section 162(m), CBRL policies do not restrict this committee from exercising discretion in approving compensation packages even though that flexibility may result in certain non-deductible compensation expenses.


WHO HAS FURNISHED THIS REPORT?

     This report on executive compensation has been furnished by the members of the Compensation and Stock Option Committee:

     *  Robert V. Dale, Chairman
     *  James C. Bradshaw
     *  Edgar W. Evins
     *  Robert C. Hilton
     *  Martha M. Mitchell




















                                      18


AUDIT COMMITTEE REPORT

-----------------------------------------------------------------------------


    The Audit Committee of the Board is responsible for providing independent, objective oversight and review of CBRL's accounting functions and internal controls. This committee is comprised of four directors who are independent as determined in accordance with Rule 4200(a)(14) of the National Association of Securities Dealers listing standards. On May 25, 2000, the Board of Directors adopted an Audit Committee Charter to govern this committee, a copy of which was attached as Appendix A to our Proxy Statement for the 2000 Annual Meeting of Shareholders. This committee is responsible for recommending to the Board that our audited financial statements be included in our annual report. In connection with this recommendation, this committee took the following steps:

     * Discussed with our auditors their judgment as to the quality, not just the acceptability, of our accounting principals and such other matters as are required to be discussed under generally accepted auditing standards, including information concerning the scope and result of the audit. These communications and discussions are intended to assist this committee in overseeing the financial reporting and disclosure process.

     * Discussed with our independent auditors the auditors' independence and received written disclosures from our auditors regarding independence as required under applicable independence standards for auditors of public companies. In addition, this committee considered the compatibility of certain non-audit services with the auditors' independence. This discussion and disclosure informed this committee of the auditors' independence, and assisted this committee in evaluating that independence.

     * Reviewed and discussed, with our management and independent auditors, our audited consolidated balance sheets as of August 3, 2001 and July 28, 2000 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended August 3, 2001.

     Based on the discussions with our independent auditors concerning the audit, the independence discussions, the financial statement review, and additional matters deemed relevant and appropriate by this committee, including the internal audit, this committee recommended to the Board that these audited financial statements be included in our Annual Report on Form 10-K.

     This report has been furnished by the members of the Audit Committee:

     *  Robert C. Hilton, Chairman
     *  Charles E. Jones, Jr.
     *  Gordon L. Miller
     *  Jimmie D. White




                                      19

SHAREHOLDER RETURN
PERFORMANCE GRAPH

-----------------------------------------------------------------------------


     This graph compares the cumulative percentage change in the return on the shares of our common stock (assuming reinvestment of dividends) each year for the last five years with the Standard & Poor's 400 MidCap Index and a Total Return Index comprised of all Nasdaq companies with the same two-digit SIC (Standard Industrial Classification) code (58-Eating and Drinking Places) as CBRL. The data set forth in the chart below has been provided by The Nasdaq Stock Market.









                               1996   1997   1998   1999   2000   2001
                               ---------------------------------------

     CBRL                      100    132    138     69     55     87
     NASDAQ (SIC Code 58XX)    100    102     99    102     90    124
     S&P 400 Midcap            100    140    156    187    224    240










                                    20


STOCK OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

-----------------------------------------------------------------------------


     The following table shows how much of our common stock is owned by persons, other than our directors and executive officers, who, as of October 2, 2001, were known to management to be the beneficial owners of more than 5% of our outstanding common stock. We have no other class of equity securities outstanding.


NAME AND ADDRESS
OF BENEFICIAL OWNER            SHARES BENEFICIALLY OWNED     PERCENT OF CLASS
-----------------------------------------------------------------------------

FMR Corp. (1)                        3,425,800(1)                 6.03%
82 Devonshire Street
Boston, Massachusetts 02109

---------------------------

(1) Each of FMR Corp., a holding company, and its Chairman, Edward C. Johnson 3d, has sole voting power over 45,000 shares and sole dispositive power over 3,425,800 shares of CBRL common stock. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., has sole voting power over 3,380,800 shares of CBRL common stock. This information is based upon the Schedule 13G jointly filed by FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson (a director and 24.5% shareholder of FMR Corp.) and Fidelity Management & Research Company with the SEC on February 13, 2001.














                                     21


     The following information shows how much of our common stock is owned, as of September 20, 2001, by all directors and named executive officers, and by all current directors and executive officers as a group. Unless otherwise noted, the persons named in the table may be contacted at our executive offices, and they have sole voting and investment power with respect to the shares indicated.

NAME OF BENEFICIAL OWNER    SHARES BENEFICIALLY OWNED (1)    PERCENT OF CLASS
-----------------------------------------------------------------------------

Dan W. Evins                       1,094,046                        1.9%
Michael A. Woodhouse                 281,246                         *
Lawrence E. White                     40,078                         *
James F. Blackstock                   70,640                         *
Donald M. Turner                      54,032                         *
James C. Bradshaw                    545,719                        1.0%
Robert V. Dale                        79,416                         *
Edgar W. Evins                        70,162                         *
Robert C. Hilton                     101,299                         *
Charles E. Jones, Jr.                102,761                         *
Charles T. Lowe, Jr.                 810,093                        1.5%
B. F. "Jack" Lowery                  250,125                         *
Gordon L. Miller                     167,167                         *
Martha M. Mitchell                    42,072                         *
Jimmie D. White                       23,340                         *

All executive officers and
directors as a group (16)          3,826,530                        6.5%

--------------------------

*Less than one percent.

(1) Includes the following number of shares subject to options exercisable by the named holders within 60 days:

             James F. Blackstock    68,440     B. F. "Jack" Lowery   142,670
             James C. Bradshaw     142,670     Gordon L. Miller       66,734
             Robert V. Dale         66,734     Martha M. Mitchell     41,422
             Dan W. Evins          584,046     Donald M. Turner       29,032
             Edgar W. Evins         66,734     Jimmie D. White             0
             Robert C. Hilton       92,046     Lawrence E. White      35,078
             Charles E. Jones, Jr.  92,046     Michael A. Woodhouse  272,946
             Charles T. Lowe, Jr.   66,734

             All officers and directors as a group (16 Persons)    1,860,966

             The shares described in this note are considered outstanding for the purpose of computing the percentage of outstanding CBRL common stock owned by each named individual and by the group. They are not considered outstanding for the purpose of computing the percentage ownership of any other person.





                                    22


PROPOSAL 2:
APPROVAL OF APPOINTMENT OF AUDITORS

----------------------------------------------------------------------------

WHO HAS THE BOARD RETAINED AS OUR INDEPENDENT AUDITORS?

     The Board has retained Deloitte & Touche LLP as our independent auditors for the current fiscal year, subject to shareholder approval.

HOW LONG HAS DELOITTE & TOUCHE LLP SERVED AS OUR INDEPENDENT AUDITORS?

     Deloitte & Touche LLP has served as our independent auditors since 1972.

WILL REPRESENTATIVES OF DELOITTE & TOUCHE LLP ATTEND THE ANNUAL MEETING?

     Representatives of Deloitte & Touche LLP have been requested to attend the annual meeting. These representatives will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

     Our Board recommends that you vote FOR the appointment of Deloitte & Touche LLP as our independent auditors for the 2002 fiscal year.


FEES PAID TO AUDITORS

----------------------------------------------------------------------------

     The following table sets forth certain fees billed to CBRL by Deloitte & Touche LLP in connection with various services provided to us throughout fiscal year 2001.

SERVICE                                             AGGREGATE FEES BILLED ($)
-------                                             -------------------------

Audit Fees                                                 239,717 (1)
Financial Information Systems Design
 and Implementation Fees                                     --
All Other Fees                                             871,301 (2)

------------------------
(1) Represents aggregate fees billed for professional services rendered for the audit of our consolidated financial statements for the fiscal year ended August 3, 2001 and the reviews of our consolidated financial statements contained in our Form 10-Q for each of the quarters ended October 27, 2000, January 26, 2001 and April 27, 2001.


(2) Represents aggregate fees billed other than the fees disclosed under "Audit Fees" and "Financial Information Services Design and Implementation Fees", for the 2001 fiscal year. The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of Deloitte & Touche LLP.





                                    23


PROPOSAL 3:
SHAREHOLDER PROPOSAL

----------------------------------------------------------------------------


WHO IS SUBMITTING THIS SHAREHOLDER PROPOSAL?

     The New York City Employees' Retirement System, Office of the Comptroller, 1 Centre Street, New York, New York 10007, has stated that it is the beneficial owner of 98,984 shares of our common stock and has informed us that it intends to present the proposal described below at the annual meeting.


WHAT IS THE SHAREHOLDER PROPOSAL?

     WHEREAS, in February, 1991 the management of CBRL Group, Inc. (formerly Cracker Barrel Old Country Stores) announced a policy of discrimination in employment against gay men and lesbians; and

     WHEREAS, although CBRL Group's management asserts that this discrimination policy has been rescinded, the company has refused to rehire fired workers and media reports have indicated that gay and lesbian workers continue to be dismissed on the basis of their sexual orientation; and

     WHEREAS, employment discrimination on the basis of sexual orientation may deprive corporations of the services of productive employees, leading to less efficient corporate operations which in turn can have a negative impact on shareholder value;

     RESOLVED, shareholders request the Board of Directors to implement non-discriminatory policies relating to sexual orientation and to add explicit prohibitions against such discrimination to its corporate employment policy statement.


WHAT DOES THE BOARD RECOMMEND?

     Our Board of Directors recommends that you vote AGAINST this proposal.


WHY DOES OUR BOARD RECOMMEND VOTING AGAINST THIS PROPOSAL?

     While our Board shares the proponent's interests in preventing discrimination in the workplace, our Board believes that our current policies and practices already achieve the objectives of this proposal. Despite the proponent's assertions, we do not dismiss gay and lesbian personnel on the basis of their sexual orientation. We hire men and women solely on the basis of their relevant qualifications, experience and performance capabilities and we are committed to



                                    24


keeping our workplaces free of all forms of discrimination. We do not obtain information with respect to sexual orientation, and we comply with applicable local, state and federal employment laws and adhere to equal employment hiring policies which require us to hire without regard to race, color, creed, age or gender. Our Board believes that any attempt to name all possible examples of prohibited discrimination other than those which are specifically prohibited by federal law would result in a long list that would only divert attention from the basic goal of a diverse and fully compliant workplace. Even more troubling is the fact that it would be impossible to list every group which has the potential to be discriminated against in some way. By listing only some such groups, other groups could be made to feel they were deliberately being excluded from our anti-discrimination policies.

     Directly stated, we adhere to the letter and spirit of the law regarding non-discrimination in the workplace and seek to comply at all times with all applicable laws affecting hiring and employment. In fact, we desire to hire the broadest range of qualified and capable employees for all positions. Because we already adhere to such a broad policy and because many years ago Cracker Barrel Old Country Store, Inc. rescinded any policies which may have been regarded as discriminatory with respect to gay or lesbian individuals, our Board does not believe that a formal or written non-discrimination policy relating specifically and exclusively to sexual orientation is appropriate or necessary.

















                                      25


SHAREHOLDER PROPOSALS
FOR 2002 ANNUAL MEETING

----------------------------------------------------------------------------


     To be considered for inclusion in our proxy materials relating to the 2002 annual meeting of shareholders, proposals must be submitted by eligible shareholders who have complied with the relevant regulations of the SEC and must be received no later than June 28, 2002. In addition, if we are not notified of a shareholder proposal by September 11, 2002, then the proxies held by our management may provide the discretion to vote against such shareholder proposal, even though the proposal is not discussed in our proxy materials sent in connection with the 2002 annual meeting of shareholders. Shareholder proposals should be mailed to Corporate Secretary, CBRL Group, Inc., P. O. Box 787, Hartmann Drive, Lebanon, Tennessee 37088-0787.


ANNUAL REPORT AND FINANCIAL INFORMATION

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     A copy of our Annual Report to Shareholders for fiscal year 2001 is being mailed to each shareholder with this Proxy Statement. A copy of our Annual Report on Form 10-K, and a list of all its exhibits, will be supplied without charge to any shareholder upon written request sent to our principal executive offices: CBRL Group, Inc., Attention: Investor Relations, P. O. Box 787, Lebanon, Tennessee 37088-0787. Exhibits to the Form 10-K are available for a reasonable fee.


OTHER BUSINESS

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     Our management is not aware of any other matters to be brought before the annual meeting. However, if any other matters are properly brought before the annual meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to those matters in accordance with their best judgment.








                                    26



                                                           APPENDIX A
                                                           FORM OF PROXY CARD

                             CBRL GROUP, INC.

      PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, NOVEMBER 27, 2001.

     The undersigned hereby appoints Dan W. Evins and Michael A. Woodhouse, and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Shareholders of CBRL Group, Inc. to be held at the Company's offices located at 305 Hartmann Drive, Lebanon, Tennessee, on Tuesday, November 27, 2001, at 10:00 a.m., Central Time, and at any adjournments of that meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1.      TO ELECT DIRECTORS:

        [ ] FOR all of the following nominees: Robert V. Dale, Dan W. Evins, Edgar W. Evins, Robert C. Hilton, Charles E. Jones, Jr., Charles T. Lowe, Jr., B. F. "Jack" Lowery, Gordon L. Miller, Martha M. Mitchell, Jimmie D. White and Michael A. Woodhouse.

        [ ] FOR all nominees EXCEPT* (withhold authority to vote for the following nominee(s)): *Please print name(s) of nominees for whom you wish to withhold authority to vote:


        ---------------------------------------------------------------------

        [ ]  WITHHOLD AUTHORITY (ABSTAIN) to vote for all nominees.

2. TO APPROVE THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2002.

        [ ]  FOR        [ ]  AGAINST       [ ]  WITHHOLD AUTHORITY (ABSTAIN)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 3.

3. TO VOTE ON A SHAREHOLDER PROPOSAL REQUESTING THAT THE BOARD OF DIRECTORS ADOPT WRITTEN NON-DISCRIMINATION POLICIES RELATING TO SEXUAL ORIENTATION.

        [ ]  FOR        [ ]  AGAINST       [ ]  WITHHOLD AUTHORITY (ABSTAIN)


                      (Please sign and date this Proxy.)

4. In their discretion, to transact all other business that is properly brought before the meeting or any adjournment of the meeting. Your shares will be voted in accordance with your instructions. IF NO CHOICE IS SPECIFIED, SHARES WILL BE VOTED FOR ALL NOMINEES IN THE ELECTION OF DIRECTORS, FOR APPROVAL OF SELECTION OF DELOITTE & TOUCHE LLP, AND AGAINST THE SHAREHOLDER PROPOSAL TO ADOPT WRITTEN NON-DISCRIMINATION POLICIES RELATING TO SEXUAL ORIENTATION.


                                        Date__________________________, 2001

                                        PLEASE SIGN HERE AND RETURN PROMPTLY


                                        ____________________________________

                                        ____________________________________


                                        Please sign exactly as your name
                                        appears at left.  If registered in
                                        the names of two or more persons,
                                        each should sign. Executors,
                                        administrators, trustees,
                                        guardians, attorneys and corporate
                                        officers should show their full
                                        titles.

_____________________________________________________________________________

If you have changed your address, please PRINT your new address on this line.